

Scandium International Mining Corp.
(British Columbia)
Wolfram Jack Mining Corp.
100%
(Nevada)
The Technology Store, Inc.
100%
(Nevada)
EMC Metals Australia Pty. Ltd.
100%
(Australia)
EMC Metals USA Inc.
100%
(Nevada)